Exhibit 10.28

Agreement

This agreement (the “Agreement”) is among the following parties on 16th Aug 2007 in Beijing, China:

Aptech Limited, a company incorporated under the laws of India, its registered office at Mumbai India (“Party A”);

Beijing Jade Bird Educational Information Technology Co., Ltd., its registered office at Beijing, (“Party B”)

Beijing Aptech Beida Jade Bird Information Technology Co., Ltd., a joint venture company incorporated, its registered office at Beijing, China (the “JV”).

WHEREAS,

A.	Party A and Party B are shareholders of the JV, each owning 50% of the JV;

B.	For purposes of conducting franchise business, pursuant to relevant PRC laws and regulations, the JV shall own the intellectual property rights of the Chinese versions of certain course wares (including, without limitations, course materials, teaching methodologies, curriculum system, operations and management methods, examination and certification, and services and supports) presently used by the JV, such rights, collectively the “IP Rights”;

C.	All Parties clarify that the JV has such IP Rights in mainland China, Hong Kong, Macau and Taiwan in accordance with the JV Board resolution as passed on Nov. 2, 2004.

THEREFORE, all parties agree as following:

I	The JV is the exclusive and legal owner of the Chinese version of the IP Rights listed below

a.	ACCP1.0. ACCP2.0. ACCP3.0. ACCP4.0.
b.	ACCP Junior 1.0
c.	BENET1.0. BENET2.0
d.	BTEST1.0 BTEST2.0

(Signature page only)

Aptech Limited

Beijing Jade Bird Educational Information Technology Co., Ltd.

Beijing Aptech Beida Jade Bird Information Technology Co., Ltd.